                                                                  EXHIBIT (c)(1)

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                              THE IT GROUP, INC.

                        SEISMIC ACQUISITION CORPORATION

                                      and

                                     EMCON

                                  dated as of

                                 May 10, 1999

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered
                                              ---------
into as of May 10, 1999, by and among The IT Group, Inc., a Delaware corporation ("Parent"), Seismic Acquisition Corporation, a California corporation and a
  ------
wholly-owned subsidiary of Parent ("Purchaser"), and EMCON, a California
                                    ---------
corporation (the "Company").
                  -------

                                    RECITALS
                                    --------

     A. The respective Boards of Directors of Parent, Purchaser and the Company and the sole stockholder of Purchaser have unanimously approved the acquisition of the Company by the Purchaser on the terms and subject to the conditions set forth in this Agreement;

     B. Pursuant to this Agreement, Purchaser has agreed to commence a tender offer (the "Offer") to purchase all of the outstanding shares of the Company's
            -----
common stock (the "Common Stock"), no par value per share (the "Shares"), at a
                   ------------                                 ------
price per Share of $6.75 (the "Offer Price");
                               -----------

     C.  The Board of Directors of the Company (the "Company Board") has (i)
                                                     -------------
unanimously approved the Offer and (ii) adopted and approved this Agreement and is recommending that the Company's shareholders accept the Offer, tender their Shares to Purchaser and, if necessary, approve this Agreement;

     D. The Board of Directors of Purchaser and the Company Board have unanimously approved the merger of the Purchaser with and into the Company, as set forth in this Agreement (the "Merger"), in accordance with the California
                                  ------
General Corporation Law (the "CGCL") and upon the terms and subject to the
                              ----
conditions set forth in this Agreement, whereby each of the issued and outstanding Shares not owned directly or indirectly by Parent, Purchaser or the Company (other than Excluded Shares as defined below) will be converted into the right to receive the Cash Merger Consideration (as defined below) or the Stock Merger Consideration (as defined below) as provided for in Section 2.7; and

     F. Parent, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and to prescribe various conditions to the Offer and the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, Purchaser and the Company agree as follows:

                                   ARTICLE I
                                   THE OFFER


     Section 1.1.  The Offer.
                   ---------
     (a) Provided that this Agreement shall not have been terminated in accordance with Article VII hereof, as promptly as practicable, but in no event later than the fifth business day following the date of the public announcement of the execution of this Agreement by the parties, Purchaser shall, and Parent shall cause Purchaser to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer at
                                                  ------------
the Offer Price.

     (b) The obligations of Purchaser to consummate the Offer and to accept for payment and pay for any of the Shares tendered shall be subject to the conditions set forth on Annex I hereto (the "Tender Offer Conditions"),
                        -------              -----------------------
including the condition that a number of Shares equal to eighty percent (80%) of the Shares issued and outstanding on a fully diluted basis (including for purposes of such calculation all Shares issuable upon exercise of all stock options which are vested or scheduled to vest on or before July 9, 1999 with an exercise price less than the Offer Price, and conversion of all convertible securities or other rights to purchase or acquire Shares with a conversion price less than the Offer Price (collectively, "Derivative Securities"); provided,
                                          ---------------------
however, that such calculation shall not include (A) Shares issuable pursuant to Derivative Securities that by their terms will terminate or be canceled upon consummation of the Offer or (B) shares issuable pursuant to Derivative Securities as to which the Company has obtained a written consent from the holder that such Derivative Securities will not be converted prior to the Effective Time, or (C) Shares issuable pursuant to Derivative Securities as to which the Company takes appropriate action to provide that such Derivative Securities shall automatically convert into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Cash Merger Consideration (as defined below) over the per share exercise or conversion price of such Derivative Securities and (ii) the number of Shares subject to such Derivative Securities which are exercisable immediately prior to the consummation of the Offer) shall be validly tendered and not withdrawn prior to the Expiration Date or shall be held by Parent, Purchaser or any affiliate thereof (the "Minimum Condition"). The amount of the Offer Price shall be net to
              -----------------
the seller in cash, without interest, upon the terms and subject to the conditions of the Offer and subject to reduction for any applicable federal back-up or other applicable withholding or stock transfer taxes. The Offer shall remain open until 12:00 Midnight, New York City time, on the twentieth business day following the commencement of the Offer. Parent and Purchaser agree that if all of the conditions set forth in Annex I hereto are not satisfied by the time
                                   -------
of scheduled termination of the Offer then, provided that all such conditions are reasonably capable of being satisfied, Purchaser shall extend the Offer until such conditions are satisfied or waived; provided further, that Purchaser shall not be required to extend the Offer beyond July 9, 1999; provided further, however, that Purchaser may (x) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or (y) extend the Offer for any reason on one or more
                 ---
occasions for an aggregate of not more than twenty (20) business days beyond the initial Expiration Date if more than the number of Shares sufficient to satisfy the Minimum Condition but less than 90% of the Shares issued and outstanding have been tendered. As used in this Agreement, the "Expiration Date"
                                                                ---------------
means 12:00 Midnight, New York City time, on the twentieth business day following the commencement of this Offer, unless Purchaser extends the Offer as permitted or required by this Agreement, in which case the "Expiration Date"
                                                            ---------------
means the latest time and date to which the Offer is extended.

     (c) Purchaser expressly reserves the right to waive any conditions to the Offer (other than the conditions set forth in clauses (a)(1) or (c) of Annex I),
                                                                       -------
to increase the price per Share payable in the Offer, to extend the duration of the Offer, or to make any other changes in the terms and conditions of the Offer; provided, however, that, without the Company's prior written consent, no such change may be made which decreases the Offer Price, changes the form of consideration to be paid in the Offer, reduces the maximum number of Shares to be purchased in the Offer, imposes conditions to the Offer in addition to the Tender Offer Conditions or amends any other material terms of the Offer in a manner adverse to the Company's shareholders.

     (d) The Offer shall be made by means of an offer to purchase to which the Company shall not have reasonably objected (the "Offer to Purchase") containing
                                                 -----------------
the terms set forth in this Agreement and the Tender Offer Conditions. As soon as practicable on the date the Offer is commenced, Parent and Purchaser shall file with the SEC a tender offer statement on Schedule 14D-1 under the Exchange Act to which the Company shall not have reasonably objected reflecting the Offer (together with all exhibits, amendments and supplements thereto, the "Schedule
                                                                      --------
14D-1"). The Schedule 14D-1 will contain or will incorporate by reference the
-----
Offer to Purchase (or portions thereof) and forms of the related letter of transmittal, notice of guaranteed delivery and summary advertisements (which
Schedule 14D-1, Offer to Purchase and other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). The Company and its counsel shall be given a reasonable
 ---------------
opportunity to review and comment on the Offer Documents prior to their filing with the SEC or dissemination to the shareholders of the Company. Parent and Purchaser agree to provide the Company and its counsel with any comments which Parent, Purchaser or their counsel may receive from the SEC or the staff of the SEC with respect to such documents promptly after receipt thereof. Parent and Purchaser further agree that the Offer Documents will, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, comply in all material respects with all provisions of applicable federal securities laws and the rules and regulations promulgated thereunder. Parent, Purchaser and the Company agree promptly to correct any information provided by any of them for use in the Offer Documents that shall be or have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1, as so corrected, to be filed with the SEC and the other Offer Documents, as so corrected, to be disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws, except that no representation or warranty is made by Parent or Purchaser with respect to information supplied by the Company or any of its stockholders in writing specifically for inclusion or incorporation by reference in the Offer Documents.

     (e) Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment),

Purchaser will purchase by accepting for payment and will pay for Shares validly tendered and not properly withdrawn, as promptly as practicable after the Expiration Date. Parent shall provide or cause to be provided to Purchaser on a timely basis the funds necessary to pay for any Shares that Purchaser becomes obligated to accept for payment, and pay for, pursuant to the Offer.

     Section 1.2.  Company Actions.
                   ---------------
     (a) The Company hereby approves of and consents to the Offer and represents and warrants that (i) the Company Board has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the holders of the Shares, (B) approved and adopted this Agreement and the transactions contemplated hereby and (C) resolved to recommend that the shareholders of the Company accept the Offer and approve and adopt this Agreement and approve the transactions contemplated hereby; provided, however, that subject to the provisions of Section 5.9, such recommendation may be withdrawn, modified or amended in connection with a Superior Proposal (as defined in Section 5.9) and (ii) Raymond James & Associates, Inc. ("Raymond
                                                                    -------
James"), the Company's financial advisor, has rendered to the Company Board its
-----
written opinion to the effect that the terms of the Offer and the Merger are fair, from a financial point of view, to the shareholders of the Company. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company Board described in clause (i) of the first sentence of this Section 1.2(a), and represents and warrants that it has obtained the consent of Raymond James to the inclusion in the Offer Documents and the Schedule 14D-9 (as defined in Section 1.2(b)) of a copy of the written opinion referred to in clause (ii) of the first sentence of this Section 1.2(a).

     (b) The Company shall file with the SEC, concurrently with the filing by Parent and Purchaser of the Schedule 14D-1, or promptly thereafter on the same day, a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, to which Parent shall not have reasonably objected, relating to the Offer (together with all exhibits, amendments and supplements thereto, the "Schedule 14D-9"), which shall, subject to Section 5.9, contain the
 --------------
recommendation of the Company Board described in Section 1.2(a) and the information required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, and shall disseminate the Schedule 14D-9 as required by Rule 14D-9 under the Exchange Act. Parent and Purchaser each will supply to the Company any information with respect to itself and its officers, directors and affiliates required to be provided in the Schedule 14D-9. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC or dissemination to the shareholders of the Company. The Company agrees to provide Purchaser and its counsel with any comments the Company or its counsel may receive from the SEC with respect to the Schedule 14D-9 promptly after receipt thereof. The Company further agrees that the
Schedule 14D-9 will, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, comply in all material respects with all provisions of applicable federal securities laws and the rules and regulations promulgated thereunder. The Company, Parent and Purchaser agree promptly to correct any information provided by any of them for use in the Schedule 14D-9 that shall be or have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws, except that no representation or warranty is made by the Company with respect to information supplied by either Parent or Purchaser or any of their stockholders in writing specifically for inclusion or incorporation by reference in the Offer Documents.

     (c) The Company shall promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and security position listings of Shares held in stock depositories, each of a recent date, and shall promptly furnish Purchaser with such additional information, including updated lists of shareholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request in connection with communicating the Offer and any amendments or supplements thereto to the Company's shareholders. Subject to the requirements of applicable laws and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Purchaser (and their agents) shall hold in confidence the information contained in any of such labels and lists and, if this Agreement shall be terminated, will promptly deliver to the Company all copies, extracts, or summaries of such information then in their possession or control or in the possession of their agents.

     Section 1.3.  Directors.
                   ---------
     (a) Subject to compliance with applicable law, promptly upon the delivery to ChaseMellon Shareholder Services, L.L.C., as the paying agent (the "Paying
                                                                       ------
Agent"), of Parent's notice of acceptance of Shares pursuant to the Offer (the
-----
"Notice of Acceptance"), and from time to time thereafter, Parent shall be
 --------------------
entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent or its affiliates bears to the total number of Shares then outstanding; provided, however, if Purchaser shall have acquired at least 90% of the outstanding Shares in the Offer, Parent shall be entitled to designate all of the members of the Company Board (the "Parent Directors"). The Company shall, upon request of Parent, promptly take
 ----------------
all actions necessary to cause the Parent Directors to be so elected, including, if necessary, increasing the size of the Company Board (to the extent permitted by the Company's Articles of Incorporation and By-laws) and/or seeking the resignations of one or more existing directors, provided, however, that if Purchaser shall not have acquired at least 90% of the outstanding Shares prior to the Effective Time (as defined in Section 2.2), the Company Board shall at all times have at least two members who are members of the Company Board on the date of this Agreement and are neither officers of the Company or any of its subsidiaries, or officers or directors of Purchaser or any of its affiliates ("Independent Directors"). If the number of Independent Directors is reduced
  ---------------------
below two prior to the Effective Time, the remaining Independent Director shall be entitled to designate a person to fill such vacancy who shall not be an officer or affiliate of the Company or any of its subsidiaries or an officer, director, or affiliate of Parent or any of its subsidiaries, and such person shall be deemed an Independent Director for all purposes of this Agreement. If no Independent Directors then remain, the other directors of the Company on the date hereof shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its subsidiaries, or officers, directors or affiliates of Parent or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for all purposes of this Agreement.

     (b) The Company's obligations to appoint Parent's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall, at its expense, promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section
1.3. Parent will supply any information with respect to itself, and its officers, directors and affiliates required by such Section and Rule to the Company.

     (c) Following the election or appointment of the Parent Directors pursuant to this Section 1.3 and prior to the Effective Time (as defined in Section 2.2), any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or any waiver of any of the Company's rights hereunder, shall require the concurrence of a majority of the Independent Directors (or in the case where there is only one Independent Director, the concurrence of such Independent Director).

                                   ARTICLE II

                                   THE MERGER


     Section 2.1. The Merger. Upon the terms and subject to the satisfaction or
                  ----------
waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the CGCL, Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At the election of Parent, to the
                  ---------------------
extent that such action would not cause a failure of a condition to the Offer or the Merger, the Merger may be structured so that the Company shall be merged with and into Purchaser with the result that Purchaser shall become the "Surviving Corporation." Parent, as the sole stockholder of Purchaser, hereby
 ---------------------
approves the Merger and this Agreement.

     Section 2.2.  Effective Time; Closing.  As soon as practicable after the
                   -----------------------
satisfaction of the conditions set forth in Article VI, the Company shall duly execute and file with the Secretary of State of the State of California a certificate of ownership (the "Certificate of Ownership") or such other
                               ------------------------
documents or certificates as may be required under the CGCL to effect the Merger. In addition, the parties shall take such other and further actions as may be required by law to make the Merger effective. Contemporaneous with such filing, a closing (the "Closing") will be held at 9:00 a.m., Pacific time, at
                        -------
the offices of Gibson, Dunn & Crutcher LLP, 333 S. Grand Avenue, Los Angeles, California 90071 or at such other location as the parties may establish for the purpose of confirming the foregoing. The time the Merger becomes effective in accordance with applicable law is referred to herein as the "Effective Time."
                                                             --------------

     Section 2.3.  Effects of the Merger.  The Merger shall have the effects set
                   ---------------------
forth in the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 2.4.  Articles of Incorporation and By-Laws of the Surviving
                   ------------------------------------------------------
Corporation.
-----------

     (a)  The Articles of Incorporation (the "Articles") of the Company shall be
                                              --------
amended and restated to contain the substantive provisions of the Articles of Purchaser, as in effect immediately prior to the Effective Time, and, as so amended and restated, shall be the Articles of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law.

     (b)  Subject to the provisions of Section 5.6, the By-Laws (the "Bylaws")
                                                                      ------
of Purchaser, as in effect at the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law.

     Section 2.5.  Directors. Subject to applicable law, the directors of
                   ---------
Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the Articles and Bylaws of the Surviving Corporation.

     Section 2.6.  Officers.  The officers of Purchaser immediately prior to the
                   --------
Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the Articles and Bylaws of the Surviving Corporation.

     Section 2.7. Conversion of Shares. At the Effective Time, by virtue of the
                  --------------------
Merger and without any action on the part of Parent, Purchaser, the Company or the holders of the Shares:

     (a) if Purchaser holds at least 90% of the Shares then outstanding, each Share issued and outstanding immediately prior to the Effective Time, other than Shares held by Parent, Purchaser, the Company or any of their wholly-owned subsidiaries (collectively, the "Excluded Shares") and any Dissenting Shares (as
                                 ---------------
defined in Section 2.12)), shall automatically be canceled and extinguished and shall be converted into the right to receive $6.75, or the greatest amount per Share as is paid pursuant to the Offer (the "Cash Merger Consideration"), in
                                             -------------------------
cash without interest thereon (in the event of any reclassification, recapitalization, stock split, stock dividend or similar transaction with respect to the Shares, appropriate and proportionate adjustments, if any, shall be made to the amount of the Offer Price and Cash Merger Consideration, and all references to the

Offer Price or the Cash Merger Consideration in this Agreement shall be deemed to be to the Offer Price or the Cash Merger Consideration as so adjusted).

     (b) if Purchaser does not hold at least 90% of the Shares then outstanding, each Share issued and outstanding immediately prior to the Effective Time, other than Excluded Shares and any Dissenting Shares, shall automatically be canceled and extinguished and shall be converted into the right to receive that fraction of a fully paid and nonassessable share of the common stock, $.01 par value, of Parent ("Parent Common Stock") equal to the Conversion
                                   -------------------
Number (the "Stock Merger Consideration" and together with the Cash Merger
             --------------------------
Consideration, the "Merger Consideration"). The "Conversion Number" shall be
                    --------------------         -----------------
equal to a fraction (rounded to the nearest third decimal point), (A) the numerator of which shall be equal to the Cash Merger Consideration and (B) the denominator of which shall be equal to the Parent Average Stock Price (as defined in Section 8.10); provided, however, that if the Parent Average Stock Price is equal to or less than $12.50, then the Conversion Number shall be 0.540.

     (c) each Excluded Share shall be canceled and extinguished and cease to exist, without any conversion thereof, and no payment shall be made with respect thereto;

     (d) each holder (other than holders referred to in Section 2.7(c)) of a certificate representing any Shares shall after the Effective Time cease to have any rights with respect to such Shares, except either to receive the Merger Consideration upon surrender of such certificate, or to exercise such holder's appraisal rights as provided in Section 2.12 and the CGCL; and

     (e) each share of Common Stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

     Section 2.8. Options; Company Stock Plans. Parent shall not assume any
                  ----------------------------
option to purchase shares of Company Common Stock (an "Option") outstanding
                                                       ------
under any option plans of the Company, including the 1986 Incentive Stock Option Plan, the 1988 Stock Option Plan or the 1998 Stock Option Plan (collectively the "Company Stock Plans"). The parties hereto shall take all appropriate action to
 -------------------
provide that, at or following the consummation of the Offer, each holder of an outstanding Option shall be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of the Cash Merger Consideration over the per share exercise price of each such Option and (ii) the number of Shares subject to such Option which are exercisable immediately prior to the Effective Time.

     Section 2.9.  Shareholders' Meeting.
                   ---------------------

     (a) If required by applicable law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable law:

           (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as soon as practicable after the
                          ---------------
Proxy Statement (as defined below) is cleared by the SEC for the purpose of considering and taking action to approve the adoption of this Agreement and the principal terms of the Merger;

           (ii) prepare and file with the SEC a preliminary proxy statement, and any amendment or supplement thereto (the "Proxy Statement") relating to the
                                              ---------------
Merger and this Agreement, and use its best efforts (A) to obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, to respond as soon as practicable to any comments made by the SEC with respect to the preliminary Proxy Statement and cause a definitive Proxy Statement to be mailed to its shareholders and (B) to obtain the necessary approvals of the principal terms of the Merger and adoption of this Agreement by its shareholders; and

           (iii) include in the Proxy Statement the recommendation of the Company Board that shareholders of the Company vote in favor of the approval of the principal terms of the Merger and the adoption of this Agreement and the written opinion of Raymond James that the terms of the Merger are fair, from a financial point of view, to the shareholders of the Company.

     (b) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, Purchaser or any of its other subsidiaries in favor of the approval of the principal terms of the Merger and adoption of this Agreement.

     Section 2.10.   Proxy Statement/Prospectus. If Parent is required to issue
                     --------------------------
shares of Parent Common Stock pursuant to Section 2.7(b), then Parent shall prepare and file with the SEC a registration statement on Form S-4 pursuant to which the issuance of the shares of Parent Common Stock in the Merger will be registered under the Securities Act of 1933, as amended (the "Securities Act")
                                                              --------------
(the "Registration Statement"). The final prospectus included in the
      ----------------------
Registration Statement as declared effective by the SEC shall be part of the Proxy Statement.

     Section 2.11.   Merger Without Meeting of Shareholders. Notwithstanding the
                     --------------------------------------
provisions of Section 2.9, in the event that Purchaser shall acquire at least 90% of the outstanding Shares pursuant to the Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the Purchaser delivers to the Paying Agent its Notice of Acceptance without a meeting of shareholders of the Company, in accordance with the provisions of Section 1110 of the CGCL.

     Section 2.12.   Dissenting Shares. Notwithstanding any provision of this
                     -----------------
Agreement to the contrary, each outstanding share of Company Common Stock held by a holder exercising dissenter's, appraisal or other similar rights ("Dissenter's Rights") with respect to such shares pursuant to Chapter 13 or
  ------------------
other applicable provisions of the CGCL, who has not effectively withdrawn or lost such rights (a "Dissenting Share"), shall not be converted into or
                     ----------------
represent a right to receive the Merger Consideration pursuant to this Article II, but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the CGCL; provided, however, that each Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, lose such Dissenter's Rights or withdraw such demand for appraisal or payment of fair market value pursuant to the CGCL, shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration pursuant to this Article II. The Company shall give Parent (A) prompt notice and copies of all notices of dissent, demands for appraisal or payment of fair market value, withdrawals of demands for appraisal or payment of fair market value, and other instruments received by the Company relating to the exercise of Dissenter's Rights received by the Company and (B) the opportunity to direct all negotiations and proceedings with respect thereto under the CGCL. The Company will not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or payment of fair market value and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

     Section 2.13.  Payment for Shares.
                    ------------------

     (a) Prior to the Effective Time, Purchaser shall select and appoint a bank or trust company having net capital of not less than $100,000,000 to act as Paying Agent to effect the payment of the Merger Consideration in respect of certificates (the "Certificates") that, prior to the Effective Time, represented
                   ------------
Shares entitled to payment of the Merger Consideration pursuant to Section 2.7. At the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent for the benefit of the holders of Shares the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section 2.7.

     (b) Promptly after the Effective Time, Purchaser or Parent shall cause the Paying Agent to mail to each record holder of Certificates (other than the holders of Certificates representing Excluded Shares) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use of such letter of transmittal in surrendering the Certificates for payment. Upon the surrender of each Certificate, together with a completed and duly executed letter of transmittal and such other documents as may be requested in connection therewith, the Paying Agent shall pay the holder of such Certificate the Cash Merger Consideration or the Stock Merger Consideration, as the case may be, multiplied (after giving effect to any required tax withholdings) by the number of Shares formerly represented by such Certificate, in consideration therefor, and such Certificate shall forthwith be canceled. Until so surrendered, each Certificate shall represent solely the right to receive the aggregate Cash Merger Consideration or Stock Merger Consideration, as the case may be, relating thereto. No interest or dividends shall be paid or accrued on the Merger Consideration. All Merger Consideration paid upon surrender for exchange of any Certificate in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificate.

     (c) In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the Merger Consideration (or any portion thereof) may be paid and delivered to any person other than the person in whose name the Certificate surrendered is registered, so long as the Certificate so surrendered is properly endorsed or otherwise is in proper form for transfer and the person requesting such payment pays to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or establishes to the satisfaction of the Paying Agent that such taxes have been paid or are not applicable. In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall be required to pay the full Merger Consideration in respect of any Shares represented by such Certificate; provided, however, if required by Parent, the owner of such lost, stolen or destroyed Certificate shall execute and deliver to the Paying Agent a form of affidavit claiming such Certificate to be lost, stolen or destroyed in form and substance satisfactory to Parent and the posting by such owner of a bond in such amount as Parent may determine is necessary as indemnity against any claim that may be made against Parent or the Paying Agent.

     (d) Promptly following the date which is 180 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Parent Common Stock, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the aggregate Merger Consideration relating thereto, without any interest thereon. Notwithstanding the foregoing, none of Parent, Purchaser, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered immediately prior to such date on which any payment with respect thereto would otherwise escheat to or become the property of any court, administrative agency, commission, or other governmental authority or instrumentality ("Governmental Entity"), the cash payment in respect of such
                  -------------------
Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

     (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and canceled, and, in Parent's sole discretion, the holders of such Certificates shall receive in return for the payment of the aggregate Merger Consideration relating thereto, as provided in this Article II.

     Section 2.14. Supplementary Action. If at any time after the Effective
                   ---------------------
Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either the Company or Purchaser, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of the Company and Purchaser, to execute and deliver any and all documents and instruments and to take all other action necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company represents and warrants to Parent and Purchaser that the statements contained in this Article III are true and correct, except (i) as disclosed in the Company SEC Reports (as defined in Section 3.5(a)) filed prior to the date of this Agreement or (ii) as set forth in the written disclosure schedules delivered by the Company to Parent on or before the date of this Agreement (the "Disclosure Schedule").
                -------------------

     Section 3.1.  Organization and Qualification of the Company and its
                   -----------------------------------------------------
Subsidiaries.  Each of the Company and its Subsidiaries is a corporation duly
------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on the Company. Except as set forth on the Disclosure Schedule, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any such equity or similar interest in, any corporation, limited liability company, partnership, joint venture or other business association or entity, excluding securities of any publicly traded company held for investment by the Company and comprising less than five percent (5%) of the outstanding stock of such company.

     Section 3.2.  Subsidiaries.
                   ------------

     (a) Except as set forth in Section 3.2(a) of the Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Subsidiary are owned by the Company or by a Subsidiary of the Company free and clear of all liens or encumbrances, and are validly issued, fully paid, and nonassessable, and there are no outstanding subscriptions, options, calls, contracts, registration rights, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants with respect to any such Subsidiary's capital stock, including any right obligating any such Subsidiary to issue, deliver, or sell additional shares of its capital stock.

     (b) Section 3.2(a) of the Disclosure Schedule sets forth all subsidiaries of the Company.

     Section 3.3.  Capital Structure.
                   -----------------

     (a) The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, no par value per share ("Company Common Stock") and
                                                 --------------------
5,000,000 shares of Preferred Stock ("Company Preferred Stock") no par value per
                                      -----------------------
share. As of the date hereof, (i) 8,340,669 shares of Company Common Stock and no shares of Company Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Company Common Stock or Company Preferred Stock are held in the treasury of the Company or by Subsidiaries of the Company; and (iii) 2,960,372 shares of Company Common Stock are reserved for issuance under Company Stock Plans (including (A) no shares reserved for issuance under the 1986 Incentive Stock Option Plan, (B) 1,628,333 shares of Company Common Stock reserved for issuance under the 1988 Option Plan, 1,628,333 of which are subject to outstanding options and none of which are reserved for future option grants, (C) 1,000,000 shares of Company Common Stock are reserved for issuance under the 1998 Stock Option Plan, 554,500 of which are subject to outstanding options and 445,500 of which are reserved for future option grants,
(D) 212,466 shares of Company Common Stock are reserved for future issuance pursuant to the Employee Stock Purchase Plan (the "Company Purchase Plan"), none
                                                   ---------------------
of which are subject to outstanding purchase rights, (E) 119,573 shares of Company Common Stock are reserved for future issuance pursuant the Restricted Stock Plan (the "Company Restricted Plan"), none of which are subject to the
                 -----------------------
outstanding purchase rights, (F) 264,136 shares of Company Common Stock are reserved for future issuance pursuant to the conversion of all convertible notes and all unfunded contractual obligations to pay created by that certain Rescission and Reformation Agreement and that New Note Agreement each dated effective November 1, 1996 by and among the Company, the Company's subsidiary, Organic Waste Technologies, Inc. ("OWT") and certain of the former shareholders
                                   ---
and optionholders of OWT (the "OWT Debt"), and (G) 123,077 shares of Company
                               --------
Common Stock are reserved for future issuance pursuant to the conversion of the Convertible Notes dated April 30, 1997 in the aggregate principal amount of $800,000 ("NEP Notes"). Section 3.3(a) of the Disclosure Schedule contains a
           ---------
correct and complete list as of May 7, 1999 of each outstanding purchase right or option (each a "Company Option") to purchase Shares including the holder,
                   --------------
date of grant, exercise price and number of Shares subject thereto. All shares of Company Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any Company Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of such Subsidiaries entered into in the ordinary course of business and disclosed to the Parent prior to the date hereof. Except as set forth in Section 3.3(a) of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in Section 3.3(a), there are no equity securities of any class of the Company or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.3(a), there are no options, warrants, equity securities, calls, rights, registration rights, commitments, agreements or preemptive rights of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered, registered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement, and, except for the Support Agreements and related proxies contemplated by this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of the Company. Except as described in Section 3.3(a), the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter ("Voting
                                                                    ------
Debt"). The Shares constitute the only class of securities of the Company or any
----
of its Subsidiaries registered or required to be registered under the Exchange Act.

     Section 3.4.  Authority; No Conflict; Required Filings and Consents.
                   -----------------------------------------------------
     (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject (if required by law) only to approval of this Agreement by the holders of a majority of the outstanding Shares (the "Company Requisite
                                                               -----------------
     Vote"). This Agreement has been duly executed and delivered by the Company
     ----
     and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that
     (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with or violate any provision of the Articles or Bylaws of the Company or any of its Subsidiaries (in each case as heretofore amended), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of their respective properties is bound or affected other than such conflict or violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect on the Company or an adverse effect on the ability of the parties hereto to consummate the Offer or the Merger, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Company or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of their respective properties are bound or affected which has or could reasonably be expected to have a Material Adverse Effect on the Company or an adverse effect on the ability of the parties hereto to consummate the Offer or the Merger.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Offer or the Merger, except for (i) the filings referred to in Section 1.2(b), (ii) the filing of the California Agreement of Merger and Certificate of Ownership with the Secretary of State of the State of California in accordance with the CGCL to affect the Merger or such other documents or forms as may be necessary to affect the Merger, (iii) the filing of the Proxy Statement, if applicable, with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the
                                                            -------
securities or antitrust laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on the Company or a material adverse effect on the ability of the parties hereto to consummate the Merger.


     Section 3.5.  SEC Filings; Financial Statements.
                   ---------------------------------

     (a) The Company has filed and made available to Parent all forms, reports and documents required to be filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports (i) at the time filed, (or
     -------------------
if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents (other than those previously filed, except for those documents required to be filed as a result of this Agreement and the transactions contemplated hereby) with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement until the Closing (the "Company Financial Statements"), complied or will comply as to form in all
      ----------------------------
material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis ("GAAP") throughout
                                                               ----
the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC), and fairly presented or will fairly present the consolidated financial position of the Company and its subsidiaries as of its date. The Company has heretofore made available or promptly will make available to Parent a complete and correct copy of all amendments or modifications (in draft or final form) which are required to be filed with the SEC but have not yet been filed with the SEC to the Company Financial Reports.

     (c) Section 3.5(c) of the Disclosure Schedule sets forth an accurate list of all international letters of credit and bonds and all other letters of credit and bonds issued for the benefit of the Company in an amount greater than $100,000.

     Section 3.6. Absence of Undisclosed Liabilities. The Company and its
                  ----------------------------------
Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with
GAAP), including liabilities arising under any Environmental Law, and whether due or to become due, which individually or in the aggregate, are or could be reasonably likely to have a Material Adverse Effect on the Company, other than
(i) liabilities reflected in the consolidated balance sheet of the Company as of December 31, 1998 (the "Company Balance Sheet"), and (ii) normal or recurring
                        ---------------------
liabilities incurred since December 31, 1998 in the ordinary course of business consistent with past practices.

     Section 3.7.  Absence of Certain Changes or Events.  Except as set forth in
                   ------------------------------------
Section 3.7 of the Disclosure Schedule, since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses in all respects only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any Material Adverse Effect on the Company or on the ability of the parties hereto to consummate the Offer or the Merger.

     Section 3.8.  Taxes.
                   -----
     (a)   For purposes of this Agreement, a "Tax" or, collectively, "Taxes"
                                              ---                     -----
means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) The Company and its Subsidiaries have accurately prepared and timely filed all material federal, state, local and foreign returns, estimates, information statements and reports required to be filed at or before the Effective Time ("Returns") relating to any and all Taxes concerning or
                 -------
attributable to the Company or any of its Subsidiaries or to their operations, and such Returns are true and correct in all material respects.

     (c) The Company and its Subsidiaries as of the Effective Time: (i) will have paid all Taxes it is required to pay prior to the Effective Time and (ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

     (d) There is no Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries that is not reflected as a liability on the Company Balance Sheet nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax (other than state Taxes in the ordinary course of business in an amount that is not material to the Company and its Subsidiaries taken together as a whole).

     (e) Neither the Company nor any of its Subsidiaries has any material liability for unpaid federal, state, local or foreign Taxes that has not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise.

     (f) Neither the Company nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

     (g) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), or a member of a
                                                ----
combined, consolidated or unitary group for state, local or foreign Tax purposes (other than the group the common parent of which is the Company), and neither the Company nor any of its Subsidiaries has any liability for Taxes of any person (other than the Company and its Subsidiaries), whether under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign law), as transferee or successor, by reason of any tax sharing or tax allocation agreement, or otherwise.

     (h) Neither the Company nor any of its Subsidiaries has any excess loss account (as defined in Treasury Regulations Section 1.1502-19) with respect to the stock of any Subsidiary.

     (i) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to any disposition of any asset owned by any of them.

     (j) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (or any similar provision of state, local or foreign law) either as a result of the transaction contemplated hereunder or otherwise.

     Section 3.9. Properties. All real property leases of the Company or any of
                  ----------
its Subsidiaries ("Real Property Lease(s)") are in good standing, valid and
                   ----------------------
effective in accordance with their respective terms, and neither the Company nor its Subsidiaries, nor, to the Company's knowledge, any other party, is in default under any of such leases, other than defaults which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect on the Company or an adverse effect on the ability of the parties hereto to consummate the Offer or the Merger.

     Section 3.10.  Intellectual Property.
     ------------------------------------
     (a) The Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (collectively, the "Intellectual Property") that are
                                            ---------------------
necessary to conduct the business of the Company and its Subsidiaries as currently conducted, or planned to be conducted, except where the absence of the right to use such Intellectual Property has not had or could not reasonably be expected to have a Material Adverse Effect on the Company.

     (b) Neither the Company nor any of its Subsidiaries is, or will as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to the Intellectual Property, or any licenses, sublicenses and other agreements or arrangements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software which is used in the manufacture of, incorporated in, or forms a part of any product of the Company or any of its Subsidiaries the breach of which, individually or in the aggregate, has had or could be reasonably likely to have a Material Adverse Effect on the Company.

     (c) All of the patents and registered trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries, and which are material to the business of the Company and its Subsidiaries, taken as a whole, as it is currently conducted, are valid and subsisting and are set forth in Section 3.10 of the Disclosure Schedule. The Company is not named in any pending suit, action or proceeding which involves a claim of infringement of any rights relating to any Intellectual Property of any third party. The manufacturing, marketing, licensing or sale of the Company's products do not infringe any rights relating to any Intellectual Property of any third party which infringement could reasonably be expected to have a Material Adverse Effect on the Company.

     Section 3.11. Agreements, Contracts and Commitments. Neither the Company
                   -------------------------------------
nor any of its Subsidiaries has breached, or to the Company's knowledge, received any claim or threat, whether orally or in writing, that it has breached any of the terms or conditions of any agreement, contract or commitment (that has not expired or been terminated) filed as an exhibit to the Company SEC Reports ("Company Material Contracts") in such a manner as could permit any
          --------------------------
other party to cancel or terminate the same, or could permit any other party to collect material damages from the Company or any of its Subsidiaries under any Company Material Contract. The Company Material Contracts constitute all contracts, documents, instruments and agreements required to be filed under the Exchange Act and the Securities Act with the SEC. Each Company Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company or any of its Subsidiaries pursuant to such Company Material Contract. To the Company's knowledge, none of the parties to the Company Material Contracts have terminated, or in any way expressed, whether orally or in writing, an intent to reduce or terminate the amount of business with the Company and its Subsidiaries in the future, whether as a result of the Offer, the Merger or otherwise.

     Section 3.12. Litigation. To the Company's knowledge, except as set forth
                   ----------
in Section 3.12 of the Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against the Company or any of its Subsidiaries pending or, to the Company's knowledge, threatened, or as to which the Company or any of its Subsidiaries has received any notice of assertion, whether orally or in writing, which, if decided adversely to the Company or such Subsidiary, could have a Material Adverse Effect on the Company or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

     Section 3.13.  Environmental Matters.
                    ---------------------
     (a) The Company and its Subsidiaries are and have been operated in compliance with all Environmental Laws and have been and are in compliance with all of their respective Environmental Permits, not including non-compliance with Environmental Laws or Environmental Permits that would not constitute a Material Adverse Effect on the Company. The Company and its Subsidiaries have obtained all Environmental Permits necessary to the current conduct of their businesses and such Environmental Permits are valid and in full force and effect, not including those Environmental Permits where the absence, invalidity, or lack of full force or effect of which would not constitute a Material Adverse Effect on the Company.

     (b) To the Company's knowledge, in connection with the Company, its Subsidiaries and the conduct of the business of each, no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, proceeding or review is pending or, threatened relating to or arising out of the alleged violation of or alleged liability under any Environmental Law by the Company or its Subsidiaries (collectively, "Written Environmental Claims"), where such Written Environmental Claims are
 ----------------------------
currently outstanding, and would have a Material Adverse Effect on the Company.

     (c) To the Company's knowledge, neither the Company nor any of its Subsidiaries has exposed any employee or any other individual to any Hazardous Material in violation of Environmental Laws, where such violation is not covered by worker's compensation insurance, and that is currently outstanding, and that would have a Material Adverse Effect on the Company.

     (d) To the Company's knowledge, there have been no releases or spills of any Hazardous Material directly caused by the acts or omissions of the Company or its subsidiaries in reportable quantities under Environmental Law, and that would have a Material Adverse Effect on the Company.

     (e) Neither the Company nor any Subsidiary has entered into any indemnity agreement or other contract in settlement of any claims against the Company or a Subsidiary, in which it has agreed to assume the liabilities of any other party under any Environmental Law, not including such indemnity agreements or such other contracts in settlement of claims against the Company or a Subsidiary where, if all or any of such liabilities have come or may come to fruition, such assumption of same does not, or would not be likely to, constitute a Material Adverse Effect on the Company.

     (f) Neither the Company nor any Subsidiary is currently engaged in the business of owning or operating any treatment, storage or disposal facility, as defined in Part 264 of Title 40 of the Code of Federal Regulations, involved in the on-going commercial disposal of hazardous waste, as defined in RCRA Section 1004, and neither the Company nor any Subsidiary currently owns any site or facility engaged in the foregoing.

     (g) Section 3.13(g) of the Disclosure Schedule lists each site at which the Company or any Subsidiary currently owns or operates any leachate treatment system using the Company's proprietary leachate evaporation system (LES) technology.

     Section 3.14.  Employee Benefit Plans.
                    ----------------------

     (a) The Company has made available to Parent all documents and governing instruments or descriptions pertaining to all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all employment, bonus, stock option, stock purchase,
          -----
incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements (pursuant to which payments are still payable by the Company), written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any of its Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA Affiliate") (together, the
                                        ---------------
"Company Employee Plans").
 ----------------------

     (b) With respect to each Company Employee Plan, the Company has made available to Parent, a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service ("IRS") with respect
                                                              ---
to a Company Employee Plan subject to such filing requirement, and (ii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan.

     (c)   All Company Employee Plans intended to be qualified under Code
Section 401 have been the subject of determination letters from the Internal Revenue Service to the effect that such plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that could adversely affect its qualification or materially increase its costs. Each Company Employee Plan is in substantial compliance with all reporting and disclosure requirements of ERISA and the Code and the Company and each of its ERISA Affiliates is, in respect of each such plan, in substantial compliance with the fiduciary responsibility provisions of ERISA, Code Sections 4980B, 9801, 9802, 9811 and 9812.

     (d) Neither the company, nor any of its ERISA Affiliates has maintained, contributed or been obligated to contribute to any plan that is subject to Title IV of ERISA or Code

Section 412 or to any plan providing welfare benefits to former employees other than as required by Code Section 4980B.

     (e) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with U.S. generally accepted accounting principles, on the Company Financial Statements.

     (f) Except as provided for in this Agreement or as set forth in Section 3.14(f) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of the Company or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (ii) agreement with any officer of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of one hundred thousand dollars ($100,000) per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 3.15. Compliance with Laws. Except as set forth in Section 3.15 of
                   --------------------
the Disclosure Schedule, each of the Company and its Subsidiaries has complied in all material respects with all applicable federal, state, local and foreign statutes, laws and regulations and to the Company's knowledge has not received any notices, whether written or oral, of any material violation or potential material violation with respect to any such statute, law or regulation, with respect to the conduct of its business or the ownership or operation of its business, including the federal Foreign Corrupt Practices Act. Except as set forth in the Company SEC Reports filed prior to the date hereof, no investigation or review of any court or other governmental or regulatory authority, agency, commission, body or other governmental entity (each a "Governmental Entity") with respect to the Company or any of its Subsidiaries is
 -------------------
pending or, to the Company's knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

     Section 3.16.  Labor Matters.  Except as set forth in Section 3.16 of the
                    -------------
Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there pending or, to the Company's knowledge, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

     Section 3.17. Interested Party Transactions. Since the date of the
                   -----------------------------
Company's most recent proxy statement to its shareholders, no event has occurred that could be required to be reported by the Company as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     Section 3.18.  Information. None of the information supplied by the Company
                    -----------
for inclusion or incorporation by reference in the Offer Documents, the Registration Statement (if applicable) or any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective
                                     -------------
times such documents are filed with the SEC or other Governmental Entity, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 3.19.  Payments Resulting from Mergers. Except as set forth in
                    -------------------------------
Section 3.19 of the Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any material payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any officer, employee, former employee or director thereof under (i) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee or any plan, agreement or understanding similar to any of the foregoing, or any "rabbi trust" or similar arrangement, or (ii) material benefit under any of the Company Employee Plans being established or becoming accelerated, vested or payable.

     Section 3.20.  Opinion of Financial Advisor. Raymond James has delivered to
                    ----------------------------
the Company a written opinion dated the date of this Agreement to the effect that the terms of the Offer and the Merger are fair, from a financial point of view, to the shareholders of the Company.

     Section 3.21.  Insurance.  The Company maintains insurance policies (the
                    ---------
"Insurance Policies") against all risks of a character and in such amounts as
 ------------------
are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company and its Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

     Section 3.22.  Brokers and Finders.  Neither the Company nor any of its
                    -------------------
Subsidiaries, officers, directors, or employees or other affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Offer, the Merger or the other transactions contemplated by this Agreement, except that the Company has employed Raymond James, the arrangements with which have been disclosed to Parent prior to the date hereof.

     Section 3.23.  Certain Business Practices. Neither the Company, any of its
                    --------------------------
Subsidiaries nor any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity;
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other payment prohibited by applicable Law.

     Section 3.24.  Customers. The written reports supplied by the Company to
                    ---------
Parent in connection with this Agreement with respect to revenues by customer for 1998 were accurate in all material respects.

     Section 3.25.  Projections. Management has no reason to believe that the
                    -----------
financial projections and forecasts included in the Company's 1999 business plan and provided to Parent are incorrect or inaccurate, in any material respect; provided, however, that these projections and forecasts did not take into account the short term disruption to the business of the Company or other potential adverse effects on revenues that may be attributable to the transactions contemplated by this Agreement.

     Section 3.26.  Government Contracts. Except as set forth in Section 3.26 of
                    --------------------
the Disclosure Schedule:

                    (i) With respect to each Government Contract or Bid to which the Company and/or any of its Subsidiaries is a party: (1) to the Company's knowledge, all representations and certifications were current, accurate and complete when made, and the Company and its Subsidiaries have fully complied with all such representations and certifications; (2) since April 1, 1996, no allegation has been made by a representative of the U.S. Government, either orally or in writing, that the Company or any of its Subsidiaries is in breach or violation of any material statutory, regulatory or contractual requirement; (3) since April 1, 1996, no termination for convenience, termination for default, cure notice or show cause notice has been issued or to the Company's knowledge, threatened; (4) since April 1, 1996, no cost in excess of $200,000 incurred by the Company, any of its Subsidiaries or any of their respective subcontractors has been questioned or disallowed by a representative of the U.S. Government; and (5) since April 1, 1996, no money due to the Company or any of its Subsidiaries under a Government Contract has been (or to the Company's knowledge is presently threatened to be) withheld or set off.

                    (ii) To the Company's knowledge, neither the Company, any of its Subsidiaries, any of their respective affiliates, nor any of the Company's or any of its Subsidiaries' directors, officers, employees, agents or consultants is (or for the last three years has been) (1) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission regarding a Government Contract or Bid; or (2) suspended or debarred from doing business with any governmental authority or declared nonresponsible or ineligible for government contracting, nor to the Company's knowledge, is there any valid basis for such an investigation, suspension or debarment. Neither the Company, nor any of its Subsidiaries or any of their respective affiliates have made a voluntary disclosure to any Federal Governmental Entity with respect to any alleged material irregularity, misstatement or omission arising under or relating to any Government Contract or Bid.

                    (iii) Since April 1, 1996, no governmental authority or any prime contractor, subcontractor or vendor has asserted any claim or initiated any dispute proceeding against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries asserted any claim or initiated any dispute proceeding, directly or indirectly, against any such party, concerning any Government Contract or Bid, in each case involving an amount in excess of $100,000. There are no facts of which the executive officers of the Company are aware upon which such a claim or dispute proceeding may be based in the future.

                    (iv)   Definitions. The following terms, as used herein,
                           -----------
shall have the following meanings:

           "Bid" means any quotation, bid or proposal by the Company, any of its
            ---
Subsidiaries or any of their respective affiliates which, if accepted or awarded, could lead to a contract with a governmental authority or any other entity, including a prime contractor or a higher tier subcontractor to a governmental authority, for the design, manufacture or sale of products or the provision of services by the Company or any of its Subsidiaries.

           "Governmental Contract" means any prime contract, subcontract,
            ---------------------
teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, arrangement or other commitment of any kind relating to the business of the Company or any of its Subsidiaries between the Company and/or any of its Subsidiaries and (1) any Federal Governmental Entity, (2) any prime contractor to a Federal Governmental Entity or (3) any subcontractor with respect to any contract described in clause (1) or (2).

     Section 3.27. Material Disclosure. No statement, representation or warranty
                   -------------------
made by the Company in this Agreement, or in any certificate, statement, list, schedule or other document furnished or to be furnished to Parent or Purchaser hereunder, contains, or when so furnished will contain, any untrue statement of a material fact, or fails to state, or when so furnished will fail to state, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are or will be made, not misleading.

     Section 3.28. Y2K Compliance. The Company has established and is
                   --------------
implementing an enterprise-wide program to provide that the change of the year from 1999 to the year 2000 would not have a Material Adverse Effect on the Company.

     Section 3.29. Corporate Minutes. The copies of the minutes of the meetings
                   -----------------
of the Board of Directors of the Company from February 9, 1996 through April 12, 1999 which were provided to Parent were complete and accurate in all material respects, except that matters pertaining to the potential acquisition of the Company by third parties and potential acquisitions of third parties by the Company that were not consummated were redacted.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND PURCHASER



     Parent and Purchaser, jointly and severally, represent and warrant to the Company as follows:

     Section 4.1.   Organization and Qualification of Parent and Purchaser. Each
                    ------------------------------------------------------
of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on Parent.

     Section 4.2.  Authority.
                   ---------
     (a) Each of Parent and Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Purchaser. This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) The execution and delivery of this Agreement by each of Parent and Purchaser does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with or violate the charter documents or Bylaws of Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which any of their respective properties is bound or affected, other than such conflicts or violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the ability of the parties hereto to consummate the Offer or the Merger, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both could become a default) under, or impair the rights of Parent or Purchaser or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or Purchaser pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective properties are bound or affected, which would have or could be reasonably expected to have a material adverse effect on the ability of the parties hereto to consummate the Offer or the Merger.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Parent or Purchaser in connection with the execution and delivery of this Agreement or the consummation of the Offer or the Merger, except for (i) the filing of the Schedule 14D-1 with the SEC in accordance with the Exchange Act, (ii) the filing of the Registration Statement, as required, with the SEC in accordance with the Securities Act, (iii) the filing of the Certificate of Merger and the Certificate of Ownership with the Secretary of State of the State of California to affect the Merger, or such other documents or forms as may be necessary to affect the Merger, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the ability of the parties hereto to consummate the Merger.

     Section 4.3.   Information. Neither the Schedule 14D-1, the Offer Documents
                    -----------
and the Registration Statement, nor any of the information supplied by Parent or Purchaser for inclusion in the Schedule 14D-9, shall at the respective times they are filed with the SEC or are first published, sent or given to shareholders or upon the expiration of the Offer, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading (except for information supplied by the Company for inclusion in the Schedule 14D-1, the Offer Documents and the Registration Statement, as to which Parent and Purchaser make no representation). None of the information supplied by Parent or Purchaser for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Special Meeting or at the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading.

     Section 4.4.   Available Funds. Parent has or has available to it, and will
                    ---------------
make available to Purchaser, all funds necessary to satisfy all of Parent's and Purchaser's obligations under this Agreement and in connection with the transaction contemplated hereby, including, without limitation, the obligation to purchase all outstanding Shares pursuant to the Offer and the Merger and to pay all related fees and expenses in connection with Offer and the Merger.

     Section 4.5.   Litigation. There is no action or suit pending or, to
                    ----------
Parent's knowledge, threatened against Parent or Purchaser or any of their directors or officers or any judgment decree or order issued against Parent or Purchaser or any of their directors or officers that has had or could be reasonably expected to have a material adverse effect on the consummation of the Offer or the Merger.

     Section 4.6.   Valid Issuance.  The Parent Common Stock to be issued in the
                    --------------
Merger pursuant to Section 2.7(b), if applicable, will when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

                                   ARTICLE V
                                   COVENANTS


     Section 5.1. Conduct of Business by the Company. Except as expressly
                  ----------------------------------
contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and its Subsidiaries, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and to use all reasonable efforts to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Without limiting the generality of the foregoing, the Company shall not (and shall not permit any of its Subsidiaries, directors or officers to), without the prior written consent of Parent (which consent shall not be unreasonably withheld):

     (a) accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of the Company or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement, except as expressly contemplated by this Agreement;

     (b) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

     (c) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (other than distributions declared with respect to the capital stock of any Subsidiary in the ordinary course of business consistent with past practice), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

     (d) issue, deliver or sell, subject to any lien or authorize or propose any of the foregoing with respect to any shares of its capital stock or securities convertible into shares of its capital stock, Voting Debt or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than (i) the issuance of rights to purchase shares of Company Common Stock as and to the extent required under the Company Option Plans as in effect as of the date hereof; and (ii) the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their present terms or pursuant to the Company Purchase Plan or Company Restricted Plan in accordance with their present terms, and (iii) the granting, in the ordinary course of business consistent with past practice, pursuant to Company Stock Plans in effect on the date of this Agreement, of Company Options to purchase up to a number of shares of Company Common Stock as shall be agreed to by the Company and Parent, and the issuance of Company Common Stock upon exercise thereof;

     (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division;

     (f) adopt a plan of complete or partial liquidation or dissolution, merger or otherwise restructure or recapitalize or consolidate with any Person other than Purchaser or another wholly owned Subsidiary of Parent;

     (g) sell, lease, license or otherwise dispose of any of its properties or assets except for transactions entered into in the ordinary course of business;

     (h) take any action to: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees in accordance with agreements entered into before the date of this Agreement and previously provided to Parent, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any employee, except in accordance with agreements entered into before the date of this Agreement and previously provided to Parent, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

     (i) amend or propose to amend its Articles or Bylaws, except as contemplated by this Agreement;

     (j) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practices and except for obligations of the Company or its Subsidiaries incurred in the ordinary course of business and in an amount not to exceed $250,000;

     (k) make any loans to any other Person (other than to Subsidiaries of the Company or, customary loans or advances to employees in connection with business-related travel in the ordinary course of business consistent with past practices);

     (l) make, authorize or commit to make any capital expenditures except for capital expenditures in the ordinary course of business and consistent with past practice or in amounts less than $150,000 individually and $750,000 in the aggregate;

     (m) by any means, make any acquisition of, or investment in, assets or stock of any other Person;

     (n) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it or revalue in any respect any of its material assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

     (o) settle or compromise any material claims or litigation or terminate or materially amend or modify any of its Material Contracts or waive, release or assign any material rights or claims;

     (p)   make, revoke or amend any Tax election;

     (q) enter into or amend any agreement or settlement with any Tax authority; or

     (r) take, or agree in writing or otherwise to take, any of the actions described in the foregoing clauses (a) through (q), or any action which is reasonably likely to make any of the Company's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.2.  Access to Information.
                   ---------------------

     (a) From the date of this Agreement until the Effective Time, the Company will give, and will cause its subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to give Parent and Purchaser and
                    -----------------------
their respective officers, employees, counsel, advisors and representatives (collectively, the "Parent Representatives") access, upon reasonable notice and
                    ----------------------
during normal business hours, to the offices and other facilities and to the books and records of the Company and its Subsidiaries and will cause the Company Representatives and the Company's subsidiaries to furnish Parent, Purchaser and Parent Representatives, to the extent available, with such financial and operating data and such other information with respect to the business and operations of the Company and its subsidiaries as Parent and Purchaser may from time to time reasonably request subject, in each case, to the continuing obligations of the parties under the Confidentiality Agreement between Parent and the Company dated February 10, 1999 (the "Confidentiality Agreement"), which
                                              -------------------------
agreement shall survive until termination pursuant to the terms thereof. The Company shall furnish promptly to Parent and Purchaser a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of federal, state or foreign securities laws.

     (b) No investigation made by Parent, Purchaser or any Parent Representative pursuant to this Section 5.2 shall affect any representations or warranties of the parties contained in this Agreement or any conditions to their obligations hereunder.


     Section 5.3.   Efforts.
                    -------
     (a) Subject to the terms and conditions hereof, each of the Company, Parent and Purchaser shall, and the Company shall cause each of its subsidiaries to, cooperate and use their respective reasonable commercial efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as is practicable, including but not limited to cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, the Registration Statement, any required filings under the HSR Act, or other foreign filings and any amendments to any of the foregoing.

     (b) If at any time prior to the Effective Time any event or circumstance relating to the Company, Parent or Purchaser, or any of their respective subsidiaries, should be discovered by the Company or Parent, as the case may be, which is required to be set forth in an amendment to the Offer Documents, the
Schedule 14D-9 or the Registration Statement, the discovering party will promptly, but in no event more than two (2) days, inform the other party of such event or circumstance.

     (c) Each of the parties will use its reasonable commercial efforts to obtain as promptly as practicable all consents of any Governmental Entity or any other person required in connection with, and waivers of any violations that may be caused by, the consummation of the transactions contemplated by the Offer, the Merger and this Agreement.

     Section 5.4.  Public Announcements. The Company, on the one hand, and
                   --------------------
Parent and the Purchaser, on the other hand, agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to this Agreement, the Offer, the Merger or the other transactions contemplated hereby, agree to provide to the other party for review prior to filing a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to attempting in good faith such consultation and review, unless required by applicable law or any listing agreement with a securities exchange. This Section 5.4 shall supersede any conflicting provisions of the Confidentiality Agreement.

     Section 5.5.  Employee Benefit Arrangements.
                   -----------------------------

     (a) The Company shall, and from and after consummation of the Offer Parent agrees to cause the Company to, honor and, from and after the Effective Time, the Surviving Corporation to honor, all obligations under the employment and severance agreements and the Change of Control Policy to which the Company or any of its subsidiaries is presently a party all of which are listed in the Disclosure Schedule. Notwithstanding the foregoing, from and after the Effective Time, the Surviving Corporation shall have the right to amend, modify, alter or terminate any Company Employee Plan, provided that any such action shall not affect any rights for which the agreement or consent of the other party or a beneficiary is required; provided further that, except as prohibited by the Company's 401(k) plan or Organic Waste Technologies, Inc. 401(k) Profit Sharing Plan (collectively the "Company 401(k) Plans") or
                                                   --------------------
applicable law, the Company will promptly take any and all actions necessary and appropriate to terminate the Company 401(k) Plans, including without limitation
(i) adoption of resolutions by the Company Board terminating the Company 401(k) Plans immediately prior to consummation of the Offer and (ii) timely delivery of any notices required under the terms of the Company 401(k) Plans. Participants with loans under the Company 401(k) Plans (other than loans that are in default under the terms of the Company 401(k) Plans) who continue employment with Parent or Surviving Corporation shall be permitted to continue making payments on such loans notwithstanding the terms of the loan or the terms of the Company 401(k) Plans until such date that the loan is due and payable under the terms of the loan. Further, such participants will be given the option of rolling over any outstanding loans under Company 401(k) Plans at the same time that they roll over their Company 401(k) Plans' accounts to Parent's 401(k) Plan. Parent agrees to continue the EMCON Deferred Compensation Plan until at least January 2, 2000 and shall not amend such plan so as to accelerate the distribution of any participant's plan benefits prior to January 2, 2000.

     (b) Any pre-existing condition exclusion under a benefit plan of Parent providing medical or dental benefits shall be waived for any Company employee who becomes an employee of Surviving Corporation or Parent (each such employee a "Continuing Employee"), and who immediately prior to
                 -------------------
commencing participation in such Parent benefit plan, was participating in a Company Employee Plan providing medical or dental benefits and had satisfied any pre-existing condition under such Company Employee Plan. Any medical or dental expenses that were taken into account under a Company Employee Plan providing medical or dental benefits in which the Continuing Employee participated immediately prior to commencing participation in a Parent benefit plan providing medical or dental benefits shall be taken into account to the same extent under such Parent benefit plan, in accordance with the terms of such Parent benefit plan, for purposes of satisfying applicable deductible, coinsurance maximum out-of-pocket provisions and life-time benefit limits. No Continuing Employee will experience a gap in medical or dental coverage under any Parent benefit plan providing medical or dental benefits as a result of the transaction contemplated by this Agreement.

     (c) Parent agrees that from and after the Effective Time, any Continuing Employee shall become eligible to participate in the employee benefit plans and arrangements maintained by Parent or Surviving Corporation including, without limitation, severance plans, which are at least as favorable as those provided by Parent to similarly situated employees of Parent. Parent, or Surviving Corporation shall grant the Continuing Employees credit for all service credited by the Company for purposes of eligibility, vesting and the determination of the level of benefits (but not benefit accrual under any defined benefit plan) under any benefit plan of Parent or Surviving Corporation including, without limitation, vacation, severance and 401(k) plan. Continuing Employees will be eligible to participate in Parent's 401(k) Plan as soon as administratively feasible following the Effective Time. Parent shall, and shall cause Surviving Corporation to, honor in accordance with their terms all employee benefit obligations to current and former employees under the Company Employee Plans, including, without limitation, obligations under the Consolidated Omnibus Reconciliation Act ("COBRA"), in existence on the date
                                          -----
hereof.

     (d) Parent shall only be required to afford employees of the Company and its subsidiaries who are terminated within sixty (60) days after consummation of the Offer with severance benefits provided for under the Company Employee Plans (including but not limited to those rights contemplated in Section 3.14(f)). Thereafter, any Continuing Employee will be eligible to receive severance benefits under the severance plan of Parent and in accordance with Section 5.5(c), service with the Company will be counted in determining the amount of severance benefits to which the Continuing Employee is entitled under the Parent's severance plan.

     Section 5.6.  Indemnification.
                   ---------------
     (a) Parent agrees that all rights to indemnification now existing in favor of any of the current or former directors and officers of the Company (the "Indemnified Parties") as provided in its Articles or By-Laws, in each case as
 -------------------
of the date of this Agreement, and all indemnification agreements between the Company and the Indemnified Parties described in Section 5.6 of the Disclosure Schedule shall survive the Merger and shall continue in full force and effect from and after consummation of the Offer in accordance with their terms, as such terms exist on the date hereof. After the Effective Time, Parent agrees to cause the Surviving Corporation to honor all rights to indemnification referred to in the preceding sentence.

     (b) Parent agrees to cause the Company, and from and after the Effective Time, the Surviving Corporation, to purchase a six year extended reporting period endorsement under the current policy of directors' and officers' liability insurance maintained by the Company; provided that (i) the Surviving Corporation may substitute therefor other policies not less advantageous (other than to a de minimus extent) to the beneficiaries of the current policies, (ii) such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time and (iii) the Surviving Corporation shall not be required to pay an annual premium for such coverage in excess of 150% of the last annual premium paid (the "Maximum Premium") by the
                                                     ---------------
Company prior to the date hereof (which the Company represents to be $58,000 for the 12-month period ending January 1, 2000). If the Surviving Corporation is unable to obtain the insurance required by this Section 5.6(b) for the Maximum Premium it shall obtain as much comparable insurance as possible for an annual premium equal to the Maximum Premium.

     Section 5.7.  Notification of Certain Matters.
                   -------------------------------
     (a) Parent and the Company shall give prompt notice, but in no event more than two (2) business days, in writing to the other of the occurrence or non-occurrence of any fact or event which causes or could be reasonably likely to
(i) cause any representation or warranty made by such party in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) cause any covenant or agreement made by such party under this Agreement not to be complied with or satisfied in any material respect.

     (b) Each of the Company, Parent and Purchaser shall give prompt notice, but in no event more than two (2) business days, in writing to the other parties hereto of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     (c)   The Company shall give prompt notice, but in no event more than two
(2) business days, in writing to Parent of any act, omission to act, event or occurrence which has or, with the passage of time or otherwise, could be reasonably expected to have a Material Adverse Effect on the Company; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

     Section 5.8.  State Takeover Laws. The Company shall, upon the request of
                   -------------------
the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement, including the Offer and the Merger, of any state takeover law.

     Section 5.9.  No Solicitation.
                   ---------------
     (a)   For purposes of this Agreement:

           (i)     "Alternative Proposal" means any inquiry, proposal or offer,
                    --------------------
whether written or oral, from any person or Group relating to any direct or indirect acquisition or purchase of any product line or other material portion of the assets of the Company and its subsidiaries taken as a whole (other than the purchase of the Company's products or used equipment in the ordinary course of business), or more than a 20% interest in the total outstanding voting securities of the Company or any of its subsidiaries, or any tender offer or exchange offer that if consummated could result in any person or Group beneficially owning 10% or more of the total outstanding voting securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

           (ii)    "Superior Proposal" means a bona fide offer, whether written
                    -----------------
or oral, made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the total outstanding voting securities of the Company or all or substantially all the assets of the Company, which offer is otherwise on terms which the Company Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be reasonably capable of being completed (taking into account all material legal, financial, regulatory and other aspects of the proposal) and more favorable to the Company's shareholders from a financial point of view than the Offer and the Merger, and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board is capable of being obtained by such third party.

           (iii)   "Representative" means the officers, directors or employees
                    --------------
or any investment banker, attorney, accountant or other advisor or representative retained by the Company or its subsidiaries.

           (iv)    "Group" means any group as defined under Section 13(d) of the
                    -----
Exchange Act and the rules and regulations thereunder.

     (b)   (i)     From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, and they will direct their respective Representatives not to, directly or indirectly, (A) solicit, initiate or encourage the submission of any Alternative Proposal or (B) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate the making of any proposal that constitutes or may reasonably be expected to lead to, an Alternative Proposal. The Company and its subsidiaries will immediately cease, and will instruct and cause their respective Representatives to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Alternative Proposal. Any violation of the restrictions set forth in this Section 5.9(b)(i) by any Representative of the Company or any of its subsidiaries will be deemed to be a material breach of this Agreement by the Company.

           (ii) Notwithstanding the provisions of Section 5.9(b)(i), if, at any time prior to the consummation of the Offer, the Company Board reasonably determines in good faith, after taking into account the advice of its outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company and its Representatives may, in response to a Superior Proposal that was unsolicited or that did not otherwise result from a breach of this Section 5.9, and subject to compliance with Sections 5.9(d) and 5.9(f), furnish non-public information with respect to the Company and participate in discussions and negotiations regarding such Superior Proposal.

     (c)   (i)     From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, including the payment of the fees set forth in Section 7.3, neither the Company Board nor any committee thereof shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, their approval or recommendation to the Company's shareholders of the Offer, this Agreement or the Merger or (B) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement") with respect to any Alternative Proposal.
               ---------------------
In addition, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, and they will direct their Representatives not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Alternative Proposal.

           (ii) Notwithstanding the provisions of Section 5.9(c)(i), if, at any time prior to the consummation of the Offer, the Company Board reasonably determines in good faith, after taking into account the advice of its outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, after terminating this Agreement pursuant to its terms, including the payment of the fees set forth in Section 7.3, the Company Board may withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an Acquisition Agreement with respect to a Superior Proposal, provided, that the Company shall have given Parent written notice (a "Notice of Superior Proposal") at least two business days prior to entering into
 ---------------------------
any such Acquisition Agreement and at least two business days prior to public disclosure by the Company Board of such withdrawal, modification, approval or recommendation, advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of the Superior Proposal (including the proposed financing) and identifying the person making such Superior Proposal. Any amendment to the price or material terms of a Superior Proposal shall require an additional Notice of Superior Proposal and an additional two business day period thereafter, to the extent permitted under applicable law, prior to public disclosure by the Company Board of its recommendation with respect thereto.

     (d) In addition to the obligations of the Company set forth in Sections 5.9(b) and 5.9(c), the Company as promptly as practicable, and in any event within 24 hours, shall advise Parent orally and in writing of (i) any request for non-public information which the Company reasonably believes may lead to an Alternative Proposal, or of any Alternative Proposal, (ii) the material terms and conditions of such information request or Alternative Proposal, and (iii) the identity of the person making any such information request or Alternative Proposal. The Company will keep Parent informed in all material respects of the status and details (including material amendments) of any such request or Alternative Proposal.

     (e) Nothing contained in this Section 5.9 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or (ii) making any disclosure to the Company's shareholders if, in the good faith judgment of the Company Board, after taking into account the advice of its outside legal counsel, failure to so disclose would be inconsistent with applicable laws; provided, that neither the Company nor the Company Board nor any committee thereof shall, except in accordance with the provisions of Section 5.9(c)(ii), withdraw or modify, or publicly propose to withdraw or modify, its position with respect to the Offer, this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Alternative Proposal.

     (f) Notwithstanding anything to the contrary in this Section 5.9, the Company will not provide any non-public information to a third party unless: (i) the Company provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (ii) such non-public information has been previously or is contemporaneously delivered to Parent.

                                   ARTICLE VI

                               MERGER CONDITIONS


     Section 6.1.  Conditions. The respective obligations of Parent, the
                   ----------
Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

     (a)   Shareholder Approval. The shareholders of the Company shall have duly
           --------------------
approved and adopted this Agreement, if required by applicable law.

     (b)   Acceptance for Payment of Shares. The Purchaser shall have delivered
           --------------------------------
the Notice of Acceptance for the Shares to the Paying Agent pursuant to the Offer in accordance with the terms hereof.

     (c)   Injunctions; Illegality. The consummation of the Merger shall not be
           -----------------------
restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a Governmental Entity of competent jurisdiction, there shall not have been any statute, rule or regulation enacted, promulgated or issued by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the purchase of Shares illegal, and no Governmental Entity shall have instituted any proceeding seeking any such Order and such proceeding remains unresolved.

     (d)   Regulatory Consents. The waiting period applicable to the
           -------------------
consummation of the Merger under the HSR Act shall have expired or been terminated and, other than filing the Certificate of Merger or Certificate of Ownership in the State of California, all filings with any governmental entity required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries, with, and all government consents required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Purchaser shall have been made or obtained (as the case may be), except where the failure to so make or obtain will not result in either a Material Adverse Effect on the Company or have, or be reasonably likely to have, a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VII

                        TERMINATION; AMENDMENTS; WAIVER


     Section 7.1.  Termination.  This Agreement may be terminated and the Merger
                   -----------
contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company (with any termination by Parent also being an effective termination by Purchaser):

     (a) by mutual written consent duly authorized by the Board of Directors of Parent and the Company Board, subject to the concurrence of the Independent Directors to the extent required by Section 1.3;

     (b)   by either Parent or the Company if:

           (i) the Offer is terminated, withdrawn or expires pursuant to its terms without any Shares having been purchased thereunder; provided, however, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 7.1(b)(i) if such party is in material breach of this Agreement (including if Parent or Purchaser is in breach of Section 1.1 of this Agreement) or, in the case of Parent, if Parent or Purchaser is in material violation of the terms of the Offer;

           (ii) a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger, which order, decree, ruling or other action is final and nonappealable; provided, that the party seeking to terminate this Agreement shall have used its reasonable efforts to remove or lift such order, decree or ruling; or

           (iii) prior to the purchase of Shares pursuant to the Offer, the Company Board has recommended, or the Company has entered into an Acquisition Agreement with respect to, a Superior Proposal after fully complying with the procedures set forth in Section 5.9; provided, however, that termination by the Company pursuant to this Section 7.1(b)(iii) shall be conditioned upon concurrent payment by the Company in immediately available funds of the Transaction Expenses and the Termination Fee pursuant to Section 7.3.

     (c)   by Parent prior to the purchase of Shares pursuant to the Offer if:

           (i) the Company shall have failed to include in the Schedule 14D-9 the recommendation of the Company Board that the shareholders of the Company accept the Offer;

           (ii) the Company Board or any committee thereof shall have (A) withdrawn or modified (including but not limited to by amendment of the Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, this Agreement or the Merger, (B) approved or recommended, taken no position with respect to, or failed to recommend against any Alternative Proposal, or (C) resolved to do any of the foregoing;

           (iii) the Company or any of its subsidiaries or any of their respective Representatives participate in any discussions or negotiations with or provide any non-public information to any third party in breach of the provisions of Section 5.9; or

           (iv) the Company is in material breach of any of its covenants or obligations under this Agreement; provided that if such breach is curable through the exercise of the Company's commercially reasonable efforts, Parent may not terminate this Agreement under this Section 7.1(c)(iv) unless such breach is not cured on or prior to the earlier of (i) twenty (20) days after written notice of such breach is given by Parent to the Company and (ii) two (2) business days before the date on which the Offer expires.

     (d) by the Company prior to the purchase of Shares pursuant to the Offer if:

           (i)     the Offer shall not have been commenced in accordance with
Section 1.1, or Parent or Purchaser shall have failed to purchase validly tendered Shares in violation of the terms of the Offer within 10 business days after the expiration of the Offer; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(d)(i) if it in material breach of this Agreement; or

           (ii) Parent or Purchaser is in material breach of any of its covenants or obligations under this Agreement; provided that if such breach is curable through exercise of Parent's or Purchaser's commercially reasonable efforts, the Company may not terminate this Agreement under this Section 7.1(d)(ii) unless such breach is not cured within the earlier of (i) twenty (20) days after written notice of such breach is given by the Company to Parent and
(ii) two (2) business days before the date on which the Offer expires.

     Section 7.2.  Notice of Termination; Effect of Termination.
                   --------------------------------------------

     (a) Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice by the terminating party to the other parties hereto.

     (b)   In the event of the termination of this Agreement as provided in
Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article VIII (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

     (c) Except as provided in Section 7.2(d), no termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     (d) In the event this Agreement is terminated pursuant to Section 7.1(b)(iii) or Section 7.1(c)(i), (ii) or (iii), the Company irrevocably waives any otherwise applicable standstill or other agreement or restrictions in favor of the Company (contractual or otherwise) on the ability and right of Parent, Purchaser or any of their affiliates to acquire Shares.

     Section 7.3.  Fees and Expenses.
                   -----------------
     (a) The Company shall reimburse Parent in the amount of $500,000 as reimbursement for all of its costs and expenses in connection with this Agreement, the Offer and the Merger ("Transaction Expenses") if the Agreement
                                      --------------------
has been terminated by the parties pursuant to Section 7.1(b)(iii) or Section 7.1(c) and Parent shall reimburse the Company in an amount of $500,000 as reimbursement for Transaction Expenses if the Company has terminated this Agreement pursuant to Section 7.1(d)(ii).

     (b) In addition to the Company's obligations under Section 7.3(a), in the event that this Agreement is terminated pursuant to Section 7.1(b)(iii) or
Section 7.1(c)(ii), the Company shall, concurrently with such termination, pay Parent a termination fee of $1,750,000 (the "Termination Fee") in immediately
                                             ---------------
available funds by wire transfer to an account designated by Parent. In the event that this Agreement is terminated pursuant to Section 7.1(c)(i), (iii), or
(iv), and, within 12 months following such termination, any person other than Parent or any affiliate of Parent effects an acquisition relating to an Alternative Proposal, or enters into an agreement relating to an Alternative Proposal with the Company or commences a tender offer for a transaction relating to an Alternative Proposal and the transactions contemplated thereby are subsequently consummated at any time, the Company shall pay Parent the Termination Fee at or prior to the consummation of such transaction in immediately available funds by wire transfer to an account designated by Parent.

     (c) The Company acknowledges that the agreements contained in Section 7.3(a) and (b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to Section 7.3(a) and (b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company or its Successor for the amounts set forth in Section 7.3(a) or (b), the Company or its Successor shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 7.3(a) and (b) at the prime rate of Citibank, N.A., in effect on the date such payment was required to be made.

     (d) The Transaction Expenses and the Termination Fee shall not be deemed to be liquidated damages, and the right to the payment of the Transaction Expenses and the Termination Fee shall be in addition to (and not a maximum payment in respect of) any other damages or remedies at law or in equity to which Parent or Purchaser may be entitled as a result of the willful violation or willful breach of any term or provision of this Agreement or any Support Agreement.

     Section 7.4.  Amendment.  Subject to applicable law, this Agreement may be
                   ---------
amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

     Section 7.5.  Extension; Waiver. At any time prior to the Effective Time
                   -----------------
any party hereto may, to the extent legally allowed and subject to the terms and conditions of Section 1.3 hereof, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.1.  Non-Survival of Representations and Warranties. The
                   ----------------------------------------------
representations and warranties by the Company made in Article III shall not survive beyond the consummation of the Offer, and the representations and warranties made by Parent and Purchaser in Article IV shall not survive beyond the Effective Time.

     Section 8.2.  Entire Agreement; Assignment.
                   ----------------------------
     (a) This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, and simultaneous oral agreements and understandings, among the parties with respect to the subject matter hereof and thereof.

     (b) Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each other party (except that Parent may assign its rights and Purchaser may assign its rights, interest and obligations to any wholly owned subsidiary of Parent without the consent of the Company provided that no such assignment shall relieve Parent of any liability for any breach by such assignee). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 8.3.  Validity. The invalidity or unenforceability of any provision
                   --------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

     Section 8.4.  Notices.  All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

     If to Parent or the Purchaser:

     The IT Group, Inc.
     2790 Mosside Blvd.
     Monroeville, PA  15146-2792
     Attn:  Anthony J. DeLuca, President
     Fax:  (412) 858-3311
     with a copy to:

     Gibson, Dunn & Crutcher LLP
     333 South Grand Avenue
     Los Angeles, CA  90071-3197
     Attn:  Peter F. Ziegler, Esq.
     Fax:  (213) 229-6595

     If to the Company:

     EMCON
     400 South El Camino Real, Suite 1200
     San Mateo, California 94402
     Attention:   Eugene M. Herson, Chief Executive Officer
                  R. Michael Momboisse, Chief Financial Officer

     with a copy to:

     Gray Cary Ware & Freidenrich LLP
     400 Hamilton Avenue
     Palo Alto, California 94301
     Attn:  Paul Blumenstein, Esq.
            Gerald S. Walters, Esq.
     Fax:  (650) 327-3699

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

     Section 8.5.  Governing Law. This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 8.6.  Interpretation. The headings contained in this Agreement are
                   --------------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement, unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "herein," "hereby," "hereof," "hereto," "hereunder" and words of similar import refer to this Agreement.

     Section 8.7.  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 8.8.   Severability. If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby, subject to the terms and conditions hereof, are fulfilled to the fullest extent possible.

     Section 8.9.   Parties in Interest. This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto, and, except with respect to Sections 5.5 and 5.6 and the obligations of the parties following consummation of the Offer which are intended for the benefit of the Company's shareholders, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.10.  Certain Definitions.  As used in this Agreement:
                    -------------------
     (a)   the term "affiliate", as applied to any Person, shall mean any other
                     ---------
person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control"
                                                                 -------
(including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise;

     (b)   "Environmental Law" means all applicable federal, state, local or
            -----------------
foreign laws, statutes, ordinances, rules, or regulations pertaining to air and water quality, Hazardous Materials, waste disposal, or the protection of the environment, including without limitation the Clean Water Act, the Clean Air Act, the Solid Waste Disposal Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Occupational Safety and Health Act, and the Price-Anderson Act.

     (c)   "Environmental Permits" means all approvals, permits, licenses,
            ---------------------
certificates, consents, and similar authorizations required by any Environmental Law.

     (d)   "Hazardous Material" means any substance that has been designated by
            ------------------
any Governmental Entity or by applicable Environmental Law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws.

     (e)   the term "Material Adverse Effect" when used in connection with an
                     -----------------------
entity means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, financial condition, operations or results of operations of the such entity and its subsidiaries taken as a whole; provided, however, that the following shall not be deemed to constitute a "Material Adverse Effect" an adverse change in or effect on the revenues or gross margins of such entity (or the direct consequences thereof) following the date of this Agreement to the extent attributable to a delay of, reduction in or cancellation or change in a material contract which is directly and primarily attributable to the transactions contemplated by this Agreement.

     (f)   "Parent Average Stock Price" means the average of the closing sales
            --------------------------
price of a share of Parent Common Stock as reported on the New York Stock Exchange for each of the ten consecutive trading days ending on and including the second trading day immediately preceding the date on which a final vote of the stockholders of the Company on the adoption and approval of the Merger shall have been held.

     (g)   the term "Person" or "person" shall include individuals,
                     ------      ------
corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange
Act);

     (h)   the term "Subsidiary" or "Subsidiaries" or "subsidiary" or
                     ----------      ------------
"subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to 50% or more of the vote for the election of the board of directors or other governing body of such corporation or other legal entity;

     (i)   the phrase "to the Company's knowledge" refers to the actual
                       --------------------------
knowledge of any of the following officers and employees of the Company: Eugene
M. Herson, R. Michael Momboisse, Richard A. Peluso, Mark H. Shipps and Nat
Chang.

     Specific Performance.  The parties hereto agree that irreparable damage
     --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, without posting any bond or proving that damages would be inadequate.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.




                                   The IT Group, Inc.


                                   By: /s/ Anthony J. DeLuca
                                       -----------------------------------------
                                   Name:   Anthony J. DeLuca
                                   Title:  President and Chief Executive Officer



                                   Seismic Acquisition Corporation


                                   By: /s/ James G. Kirk
                                       -----------------------------------------
                                   Name:   James G. Kirk
                                   Title:  President


                                   EMCON


                                   By: /s/ Douglas P. Crane
                                       -----------------------------------------
                                   Name:   Douglas P. Crane
                                   Title:  Chairman of the Board



                                   By: /s/ Eugene M. Herson
                                       -----------------------------------------
                                   Name:   Eugene M. Herson
                                   Title:  President and Chief Executive Officer

                                    Annex I

                            TENDER OFFER CONDITIONS

     The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement and Plan of Merger to which this Annex is attached, except that the term "Merger Agreement" shall be deemed to refer to such
                      ----------------
Agreement and Plan of Merger.

     Notwithstanding any other provisions of the Offer, Purchaser shall not be required to accept for payment or pay for any tendered Shares, if at the Expiration Date (i) the Minimum Condition is not satisfied, (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated, or
(iii) any of the following exist:

     (a) any statute, rule, regulation, legislation, ruling, judgment, order or injunction enacted, enforced, promulgated, amended, issued or deemed applicable to the Offer or the Merger, by any Governmental Entity of competent jurisdiction that (1) makes illegal or otherwise prohibits consummation of the Offer or the Merger, (2) prohibits or materially limits the ownership or operation by Parent or Purchaser of all or any substantial portion of the business or assets of the Company (or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole), or compels Parent or Purchaser to dispose of, divest or hold separately all or any substantial portion of the business or assets of Parent, Purchaser or the Company or its subsidiaries, individually or taken as a whole, or imposes any material limitation on the ability of Parent or Purchaser to conduct its business or own such assets, (3) imposes any material limitation on the ability of Parent or Purchaser effectively to acquire, hold or exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Purchaser or Parent on the adoption of the Merger Agreement and all other matters properly presented to the Company's shareholders, (4) requires divestiture by Parent or Purchaser of any Shares, or (5) results in a Material Adverse Effect on the Company;

     (b) there shall be instituted and pending any action or proceeding by any Governmental Entity that could reasonably be expected to result in any of the consequences referred to in clauses (1) through (5) of paragraph (a) above;

     (c) the Merger Agreement shall have been terminated in accordance with its terms;

     (d) any of the representations and warranties of the Company set forth in the Merger Agreement, when read without any exception or qualification as to materiality or Material Adverse Effect, shall not be true and correct, as if such representations and warranties were made immediately prior to the consummation of the Offer (except as to any such representation or warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date), except where the failure or failures to be so true and correct, individually or in the aggregate, do not and could reasonably be expected to have a Material Adverse Effect on the Company;

     (e) the Company shall have failed to perform or to comply with any of its obligations, covenants or agreements under the Merger Agreement in any material respect;

     (f) there shall have occurred any events or changes which have had or which are likely to have a Material Adverse Effect on the Company; or

     (g) the Company Board shall have withdrawn, or modified or changed in a manner adverse to Parent (including by amendment of the Schedule 14D-9), its recommendation of the Offer, this Agreement or the Merger, or recommended another proposal or offer for the acquisition of the Company, or the Company Board shall have resolved to do any of the foregoing.

     The foregoing conditions (including those set forth in clauses (i) and (ii) of the initial paragraph) are for the benefit of Parent and Purchaser and may be asserted by Parent or Purchaser regardless of the circumstances giving rise to any such conditions (except for any action or inaction in material breach of the Merger Agreement by Parent or Purchaser) and, except for the Minimum Condition, may be waived by Parent or Purchaser, in whole or in part, at any time and from time to time in their sole discretion, in each case, subject to the terms of the Merger Agreement. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                       2